UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                        ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2021, the Board of Directors (the “Board”) of Impinj, Inc. (the “Company”) increased the size of the Board to ten directors and appointed Steve Sanghi to serve as a director, with an initial term expiring at the Company’s next annual meeting of stockholders.

There are no arrangements or understandings between Mr. Sanghi, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Sanghi was selected as a director. There are no related party transactions between the Company and Mr. Sanghi (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Sanghi does not have any family relationships with any of the Company’s directors or executive officers. Mr. Sanghi will participate in the outside directors’ compensation plan applicable to outside directors as described in the Company’s definitive proxy statement filed on April 29, 2020. In addition, the Company will enter into its standard form of indemnification agreement with Mr. Sanghi.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press release dated as of March 22, 2021.

104 Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: March 22, 2021